UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 20, 2008

BASSET ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-51355	13-4067630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 110310 Naples Florida 34108-0106
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a)

New Independent Accountant

On February 20, 2008, the Board of Directors of Basset Enterprises, Inc. (the “Company”) a Nevada corporation, appointed the firm Lake & Associates, CPA’s LLC (“Lake”), whose address is 225 NE Mizner Blvd, Suite 300, Boca Raton, Florida 33432, as the principal independent registered public accounting firm of the Company for the fiscal years ended, December 31, 2007, 2006, and 2005.  During the two most recent fiscal years or subsequent interim period, neither the Company, nor anyone on its behalf, consulted with Lake regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Lake, provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted Lake, on any matter that was the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSET ENTERPRISES, INC.

By: /s/ Cosmo Palmieri

Cosmo Palmieri, President and Treasurer

Date: February 28, 2008